EXHIBIT 10.2

EXECUTION VERSION

MANAGEMENT FEE WAIVER AGREEMENT

THIS AGREEMENT, dated as of October 29, 2025, is between PennantPark Private Income Fund (the “Fund”) and PennantPark Private Income Fund Advisers LLC (the “Adviser”).

WHEREAS, the Fund and PennantPark Investment Advisers, LLC (“PPIA”) entered into that certain fee waiver agreement, dated September 16, 2025 (the “Prior Agreement”); and

WHEREAS, the Adviser has been appointed to serve as the investment manager of the Fund pursuant to that certain amended and restated investment advisory management agreement between the Fund and the Adviser, dated as of the date of this Agreement (the “Amended and Restated Investment Advisory Management Agreement”); and

WHEREAS, pursuant to the terms of the Amended and Restated Investment Advisory Management Agreement, the Fund is obligated to pay the Adviser a Base Management Fee (as defined in the Amended and Restated Investment Advisory Management Agreement) and an Incentive Fee (as defined in the Amended and Restated Investment Advisory Management Agreement); and

WHEREAS, the Fund and the Adviser desire to enter into the arrangements described herein relating to the Adviser’s contractual waiver of a portion of the Management Fee;

NOW, THEREFORE, the Fund and the Adviser hereby agree as follows:

1.	The Adviser hereby agrees to waive the Management Fee and the Incentive Fee (such waiver, the “Fee Waiver”) for the Waiver Period (as defined below).

2.

The Fee Waiver shall become effective upon the date hereof and shall continue through the earlier of (x) the Fund’s election to be regulated as a business development company under the Investment Company Act of 1940, as amended and (y) March 16, 2026 (the “Effective Period”).

3.

The Adviser acknowledges that the Fund will rely on this Agreement (i) in preparing and filing amendments to the registration statement on Form 10 for the Fund with the U.S. Securities and Exchange Commission, (ii) in accruing the Fund’s expenses for purposes of calculating its net asset value per share and (iii) for certain other purposes and expressly permits the Fund to do so.

4.

This Agreement may be amended or terminated prior to the conclusion of the Effective Period only by written agreement between Fund and the Adviser upon the approval of such amendment or termination by the Board of Trustees of the Fund.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PENNANTPARK PRIVATE INCOME FUND

/s/ Arthur H. Penn
Name:	Arthur H. Penn
Title:	Chief Executive Officer

PENNANTPARK PRIVATE INCOME FUND ADVISERS LLC

/s/ Arthur H. Penn
Name:	Arthur H. Penn
Title:	Chief Executive Officer